Exhibit 99.2

Company Overview

We offer a “one-stop” shop for energy-related water solutions to customers in the oil and gas exploration and production (“E&P”) industry across the United States. We provide these services utilizing our scaled infrastructure and asset base, which includes 25 disposal wells, more than 500 trucks, and approximately 1,100 frac tanks, 50 miles of permanent pipeline and 200 miles of temporary pipeline operating in key unconventional resource basins such as the Haynesville, Eagle Ford, Utica, Marcellus, Barnett and Tuscaloosa Marine Shales.

Advances in drilling technology and the development of unconventional North American hydrocarbon plays allow previously inaccessible or non-economical formations in the earth’s crust to be exploited by utilizing high pressure methods for millions of gallons of freshwater (or the process known as hydraulic fracturing, or fracking) combined with proppant fluids (containing sand grains or microscopic ceramic beads) to crack open new perforation depths and fissures to extract large quantities of natural gas, oil, and other hydrocarbon condensates. Complex water flows, in the forms of flowback and produced water, represent the largest waste stream from these methods of hydrocarbon exploration and production. Flowback water volumes represent approximately 15%–20% of the millions of gallons of water used during fracking that is returned to the surface generally within the first two to three weeks after hydrofracturing has commenced and the well starts producing. Produced water volumes, which represent water from the formation produced alongside hydrocarbons over the life of the well, are generally driven by marginal costs of production and frequently create a multi-year demand for our services once the well has been drilled. We provide, and continue to develop, total water service solutions for the effective and efficient delivery, treatment and disposal of fresh water, flowback and produced water flows resulting from increased exploration in these unconventional oil and gas fields, which are often referred to as “shale” or “unconventional” resource areas or plays.

In addition, through our Heckmann Environmental Services segment, our operations include the collection of used motor oil (“UMO”), which we process and sell as reprocessed fuel oil (“RFO”), as well as providing complementary environmental services for a diverse commercial and industrial customer base. TFI operates 35 processing facilities and 290 tanker trucks, vacuum trucks, trailers and other vehicles and serves more than 20,000 commercial and industrial customer locations, which significantly enhances our existing asset base and positions us for further growth across the environmental services spectrum.

Heckmann Water Resources (“HWR”)

Through our HWR segment, we address the pervasive demand for diverse water solutions required for the production of unconventional oil and gas in an integrated and efficient manner through our broad array of service and product offerings. Water issues are critical to the development of the unconventional energy industry. Millions of gallons of fresh water are typically required for each fracked well. We expect companies to drill and frac thousands of wells to retrieve the trapped natural gas, oil and other natural resources. The water must be delivered to the well site, by truck or pipeline, stored on site (generally in temporary ponds or frac tanks), and then delivered to the well head for hydrofracturing operations. Water is then injected at extremely high pressures, breaking the shale and releasing the oil and/or natural gas. Subsequently, water returns to the surface over time: approximately 15%–20% of the water is returned as flowback water generally within the first two to three weeks after the hydrofracturing has commenced, and water from the formation is produced alongside oil and/or natural gas over the life of the well, frequently creating a multi-year demand for our services. These waters are generally re-used, recycled or treated and disposed off-site.

We focus on providing total water solutions. We currently conduct multi-modal water disposal, treatment, trucking and pipeline transportation operations in key unconventional basins such as the Haynesville, Eagle Ford, Utica, Marcellus, Barnett and Tuscaloosa Marine Shale areas in the United States, and are extending our businesses and operations into other oil- and liquids-rich shale areas and repositioning assets into those areas. We serve customers seeking sourcing and delivery, transmission, storage, transportation, treatment or disposal of fresh water and complex wastewater flows, such as flowback from shale oil and gas hydraulic fracturing drilling operations, as well as produced brine water, recycling and fluids recovery. We generally expect to assist customers with their produced water recovery requirements for the life of wells, which enhances visibility in our financial performance.

We place great emphasis on health, safety and the environment (“HSE”), which our customers often value as a critical characteristic of their service providers, particularly larger companies that have invested billions of dollars in unconventional oil and gas assets over the past several years. Our large customers, including Chesapeake Energy Corporation, Encana Corporation, Chief Oil & Gas, LLC, EXCO Resources, Inc. and Goodrich Petroleum Corporation, understand the importance of, and are highly focused on, proper disposal and treatment of water waste and view it as critical to their continued operations in unconventional basins. We believe our HSE focus, our suite of services and scale across unconventional basins provides a competitive advantage relative to many smaller competitors some of which may offer water solutions as only a part of a broader service line.

HWR’s assets include a substantially completed 50-mile underground pipeline network in the Haynesville Shale area for the efficient delivery of fresh water and removal of produced water. We also have approximately 200 miles of portable poly and aluminum pipe and associated pumps and other equipment that are used above ground for pumping and transporting water. We also own and operate a fleet of more than 500 trucks for water transportation and approximately 1,100 frac tanks, which can generally be moved to meet customer demand and market conditions. In addition, we have 25 operating salt water disposal or underground injection wells in the Haynesville and Eagle Ford Shale areas, which have a combined permitted salt water disposal capacity of more than 400,000 barrels per day, and we are also in various stages of acquiring, developing and permitting additional salt water disposal wells in our operating markets. We believe our collection of assets and their diversity within and across various shale areas is a competitive strength.

Heckmann Environmental Services (“HES”)

Our HES segment will initially consist of TFI’s operations and assets. TFI provides route-based environmental services and waste recycling solutions. Founded in 1993, TFI today operates a highly scalable network infrastructure of 35 processing facilities and 290 tanker trucks, vacuum trucks, trailers and other vehicles. Serving customers in 19 states stretching from Washington to Texas, we provide a full suite of essential services to a diverse range of more than 20,000 commercial and industrial customer facilities that collectively generate high volumes of regulated non-hazardous waste on a daily basis.

TFI offers customers a reliable, high-quality and environmentally responsible solution through TFI’s “one-stop” shop of collection and recycling services for waste products, including UMO, wastewater, spent antifreeze, used oil filters and parts washers. Currently, TFI collects more than 50 million gallons of UMO annually, making it one of the largest used oil collection and recycling firms in the Western United States. TFI collects UMO and reprocesses it to be sold in the form of RFO to industrial customers as a lower cost, higher British Thermal Unit (“BTU”) alternative to diesel fuel and increasingly to re-refiners as a critical feedstock for the production of base lubricants. TFI also provides essential environmental services that assist customers with the removal and safe disposal and/or recycling of non-UMO waste products such as oily wastewater, industrial waste, antifreeze, oil filters and parts washers solvent. These highly complementary environmental services leverage TFI’s existing route-based infrastructure, deepen relationships with its customer base, and enhance revenue and profit diversity.

Approximately 55% of TFI’s UMO volume is sourced from participants within the automotive service industry (e.g., quick lube shops, auto dealerships, retail automotive service providers, etc.). The remaining UMO volumes are generally collected from a diverse array of commercial and industrial operations across the trucking, railroad, manufacturing and mining industries. TFI also sells RFO to more than 250 customer facilities in the Western United States typically associated with energy-intensive industries that require the use of a boiler or furnace, such as the asphalt, pulp, paper and bunker fuel markets. Since 2008, TFI has increased its volume to the re-refining market, which has experienced significant growth due to the value proposition of processed products relative to virgin alternatives (such as crude oil or diesel fuel) and a continued trend toward sustainable manufacturing and purchasing initiatives.

Our Strengths

Large Scale and Range of Services in Highly Fragmented Sectors. Our size and breadth of services allow us to more effectively and efficiently serve our customers than many of our smaller local and regional competitors. We believe that we are the leading provider of total water and wastewater solutions in the Haynesville Shale area, with a growing presence in other unconventional basins in which we operate. We are a “one-stop” shop for integrated water solutions in our markets, with many of our competitors offering selected water services which are secondary to their broader oilfield service offerings. We believe that our HES segment is a leading vertically-integrated provider in the Western United States of environmental waste collection services specializing in UMO collection and RFO production. Many of our large customers are focused on utilizing larger, more qualified service providers, such as ourselves, which offer comprehensive services, highly qualified employees and high standards of regulatory compliance.

Visible Cash Flows from Stable Demand Drivers and Contractual Agreements. We believe the demand drivers from many of our services and our contractual agreements produce cash flow visibility and reduce the impact of volatile commodity prices. Our HWR segment derives a significant portion of its revenue from long-term, stable produced water flows, which generally are driven by the marginal cost of production and can create a long-term revenue stream for us.

We have existing long-term contracts with several industry leaders such as our recent five-year take-or-pay agreement with a large oil and gas exploration company for our LNG truck services. Our HES segment benefits from the correlation of UMO and RFO prices, which increases margin and cash flow visibility. In addition, in 2011, a significant majority of TFI’s UMO and RFO volumes were subject to indexed or fixed price contracts that limit margin and cash flow volatility associated with changes in commodity prices. We intend to maintain similar percentages of our UMO and RFO volumes under fixed or indexed price contracts going forward.

Diversified Revenue Sources and Customer Base. Our service offerings cover the unconventional oil and gas market and, following the TFI Acquisition, the environmental services and used oil collection and recycling markets. The additional service offerings from the TFI Acquisition provide a large, new customer base and when combined with our growth in oil- and liquids-rich unconventional basins will further balance our exposure between crude oil and natural gas demand and activity. Over the past year, we have expanded our services and repositioned assets to the Eagle Ford, Utica, Tuscaloosa Marine and Permian Basin areas, which are characterized by oil and liquids production. Between our HWR and HES segments we have the ability to offer our services across the United States, with operations in multiple shale areas from Texas and Louisiana to Pennsylvania and Ohio and customers in more than 19 states in the Western United States. Our diversified revenue sources and high quality customer base include integrated majors, independent oil and gas producers and more than 20,000 commercial and industrial facilities.

Customer Demand Enhanced by Complex Environmental Regulations. We believe we are well positioned as a water and environmental services provider in a period of increasing regulations governing water and UMO processing, disposal and treatment. As shale drilling has rapidly increased, many new regulations are addressing all aspects of these operations and much of the new regulatory focus centers around the source, disposal and recycling of water. HWR is well positioned as a large-scale water service company providing leading edge practices for managing E&P companies’ water issues in unconventional basins. Through its comprehensive Green Shield ServicesTM program, our HES segment offers a full-service waste stream management solution. The collection of UMO is subject to stringent regulatory requirements and facility permitting processes that, depending on the type of facility, can take several years to complete. We provide customers in both segments the ability to effectively outsource many of the regulatory issues surrounding their business, including frequent regulatory changes and developments, and allow them the ability to focus on their respective core competencies.

Executive Team with Extensive Experience in Water and Environmental Services. Our senior management has decades of combined global water and environmental services industry experience with an emphasis on acquiring and building sustainable businesses, driving operational excellence, developing regulatory acumen, and utilizing financial discipline. Our CEO, Richard Heckmann, COO, Charles Gordon, CFO, Chris Chisholm, and CLO, Damian Georgino, have extensive experience building and managing water and environmental services companies and TFI’s James Devlin and other senior team members are also experienced environmental industry executives. We believe our collective experience provides a key strength in managing and driving our growth.

Our Strategy

We plan to build upon our competitive strengths to grow our business through the following strategies:

Capitalize on Our Operational, Environmental and Regulatory Expertise. We believe our management team and employees have developed significant expertise regarding the issues surrounding water solutions and waste products, and can efficiently and safely provide services to our customers to manage this aspect of their business. We plan to use this ability to provide superior service and identify new service offerings, customers or geographies. We expect demand for our services to increase as regulations increase the financial and operational burdens on our customers.

Focus on Consistent and Analytical Operational Improvement. We aggressively integrate and develop best practices that are implemented across the business. Our customers require high levels of service with regard to regulatory and environmental compliance, which we emphasize through extensive employee training, routine maintenance of our asset base and consistent analysis of our operating performance. Our offices and assets are standardized to facilitate training, maintenance efficiency and optimize costs. Within our HWR segment, we are currently taking delivery of new trucks (including LNG trucks) to reduce fuel costs, and implementing new accounting, invoicing, and fleet management systems to reduce costs and paperwork, improve data collection and increase operating efficiency.

Pursue Disciplined Growth in Core Segments. Our strategy is to grow our operating footprint, strategically reposition our assets and increase our service offerings in our core areas of competency. Specifically, in our HWR segment we are opportunistically growing our geographic footprint and strategically repositioning assets into new shale and unconventional areas, leveraging existing customer relationships in new operating regions. Additionally, while our UMO environmental services revenue has grown to nearly 20% of TFI’s total revenue in 2011, only one half of TFI’s customers utilize non-UMO environmental services. We plan to strategically expand the operating footprint of our HWR and HES segments through selective strategic acquisitions, increasing the scale and operating efficiency of our water solutions, oil collection and recycling operations and environmental services.

Industry Overview

Unconventional Oil and Gas Exploration

Over the past decade, E&P companies have focused on exploiting the vast resource potential available across many of North America’s unconventional resource areas through the application of horizontal drilling and completion technologies, including multi-stage hydraulic fracturing technologies that are highly water-intensive. We believe long-term capital for the continued development in new and existing basins will be provided in part by the large, well-capitalized domestic and international oil and natural gas companies that have made and continue to make significant capital commitments through joint ventures and direct investments in North America’s unconventional basins. We believe these companies are more likely to focus on environmental regulatory issues and prefer to work with large, highly qualified service providers.

While falling natural gas prices have resulted in a decline in drilling in natural gas unconventional areas, there continues to be increasing drilling activity in oil- and liquids-rich formations in the United States, such as the Eagle Ford, Utica, Bakken, Cana Woodford, Granite Wash, Niobrara and Permian Basin resource areas. According to Baker Hughes Incorporated, the oil- and liquids-focused rig count increased from a low of 20.9% of 876 total active rigs in June 2009 to 66.4% of 1,984 total active rigs as of March 16, 2012. We believe ongoing drilling activity and resulting increased water production from wells in these resource areas will continue to support sustained growth in demand for comprehensive water management services and further balance our exposure between oil and natural gas drilling activity and production as we make acquisitions and strategically position our assets in response to market demand and customer requirements.

Asset Repositioning

The decline in natural gas prices has resulted in a shift away from, and has adversely affected our business in, those unconventional plays that produce primarily dry gas, including the Haynesville Shale, where our fixed pipeline and most of our disposal wells are located and the majority of our trucks and frac trucks were historically located. With the significant decline in active rig count in the Haynesville Shale, beginning in the fourth quarter of 2011, we began to redeploy a portion of our truck fleet and frac tanks from the Haynesville Shale area to more active shale areas where we have existing operations, such as the Eagle Ford, Utica and Marcellus Shale areas, as well as the Permian Basin and Tuscaloosa Marine Shale areas where we have recently established operations. These shale areas include oil- and liquids-rich hydrocarbon zones where drilling activity has been increasing. We continue to maintain a meaningful presence in the Haynesville Shale area to service existing customers and we believe that we will continue to have a competitive advantage in that shale area.

Used Oil Collection and Recycling

The used oil collection and recycling industry is comprised of companies that provide routine and event based collections of UMO and other used oil (and other related waste) from a broad range of commercial and industrial businesses. As a result of environmental regulations that prohibit the disposal of used oil into sewers or landfills, generators of used oil must arrange to have their waste picked up periodically in order to avoid their storage tanks getting full. Following collection, the UMO is reprocessed into RFO, a commercial-grade fuel product, and typically sold into energy-intensive industries as an inexpensive and efficient alternative source to crude oil or diesel fuel. In recent years, the U.S. re-refining industry has grown significantly as an alternative end market for RFO, driving increased demand.

Used Motor Oil

An estimated 1.4 billion gallons of used oil are generated in the U.S. every year, of which approximately 1.0 billion gallons are collected. The balance of 0.4 billion gallons is lost due to improper management, on-site reuse and disposal. Approximately two-thirds of the overall market volume is generated by automotive service providers as a result of performing oil changes on passenger cars and trucks. The remaining one-third of market volume is generated by industrial plants as a result of changing lubricants used in heavy machinery or cutting oils used in manufacturing production processes. A relatively mature market, the amount of UMO volumes generated in any given year is typically driven by a number of factors, including annual vehicle miles driven, consumer preference for “do-it-for-me” oil change services (vs. “do-it-yourself”) and population growth.

Reprocessed Fuel Oil

Approximately 80% of the RFO produced in the U.S. is sold to asphalt plants, pulp and paper mills, commercial shipping and other energy-intensive industries in which it can be burned as a fuel source. RFO has historically sold at a substantial discount to diesel fuel, which is the primary alternative to RFO for these industries. On a per-gallon basis, the discount of RFO to diesel has typically ranged between 30% and 50% of the cost of diesel fuel. In addition to its cost advantage, RFO’s value proposition is further enhanced by its higher BTU content than diesel fuel. As a result, at December 2011, RFO could be obtained for less than half of the cost of diesel while also generating more than twice the energy output on a per-dollar basis.

The remaining 20% of RFO production is sold to the re-refining industry. Re-refining is the process by which a plant converts RFO feedstock into vacuum gas oil, marine diesel oil, and Group 1, 2 and 3 base lube, which is used to as the primary constituent of motor oil and other industrial lubricants. The growing re-refining sector is estimated to have nearly doubled over the last decade due to the value propositions of processed products relative to virgin alternatives and an increased awareness of “green” energy trends, which is expected to continue driving re-refining capacity growth going forward. As a result, U.S. re-refining capacity is expected to grow from 210 million gallons in 2010 to over 300 million gallons of capacity in 2013. In addition, there are four known capacity additions expected to be announced over the next two years which are not included in these estimates. Re-refiners generally lack the regional presence and required scale to self-source a reliable and economically feasible supply of feedstock. As a result, re-refiners are expected to continue to seek reliable UMO supplies from companies such as TFI.